Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Form of Amendment to Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to ALPS Enhanced Put Write Strategy ETF is incorporated herein by reference to Exhibit (d)(25) to Post-Effective Amendment No. 248 to Registrant’s Registration Statement filed June 26, 2015, accession number: 0001193125-15-237197.

Form of Amendment to Sub-Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to ALPS Enhanced Put Write Strategy ETF is incorporated herein by reference to Exhibit (d)(26) to Post-Effective Amendment No. 248 to Registrant’s Registration Statement filed June 26, 2015, accession number: 0001193125-15-237197.

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the ALPS Sector Leaders ETF and the ALPS Low Volatility ETF is incorporated herein by reference to Exhibit (d)(29) to Post-Effective Amendment No. 249 to Registrant’s Registration Statement filed June 29, 2015, accession number: 0001398344-15-004078.